UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 15, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Terex Corporation (“Terex”) issued a press release on February 17, 2006, announcing that it has completed the restatement of its financial statements for the years ended December 31, 2000, 2001, 2002 and 2003, the filing of its annual report, including its audited financial statements, for the year ended December 31, 2004, and the filing of all of its quarterly reports for the first, second and third quarters of 2004. A more detailed account of Terex’s 2004 performance, and a summary of the restatement impacts on financial results for 2000, 2001, 2002 and 2003, is included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, Terex is posting in the Investor Relations section of its website, www.terex.com, a list of updated questions and answers with respect to its restatement process. A copy of this press release is included as Exhibit 99.1 to this Form 8-K. A copy of the updated questions and answers is included as Exhibit 99.2 to this Form 8-K.

Terex also issued a press release on February 16, 2006, announcing that it obtained a waiver from its senior bank lending group allowing Terex until March 1, 2006, to provide its lenders with its financial information for the year ended December 31, 2004, as well as the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. A copy of this press release is included as Exhibit 99.3 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Terex Corporation issued on February 17, 2006.

99.2	Update on Terex’s Restatement Process Questions and Answers dated February 17, 2006.

99.3	Press release of Terex Corporation issued on February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and
Chief Financial Officer